SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 30, 2000


                               QUADRAX CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


           Delaware                      0-16052                 05-0420158
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 (State or Other Jurisdiction          (Commission              (IRS Employer
       of Incorporation)                File No.)            Identification No.)


618 Main Street, P.O. Box 1001, West Warwick, Rhode Island           02893-0909
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(Address of Principal Executive Offices)                              (Zip Code)


        Registrant's telephone number, including area code (401) 821-1700


                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On October 20, 2000, Quadrax Corporation (the "Company") ceased operations in its West Warwick, R.I. manufacturing facility and sold certain of its manufacturing equipment previously employed at that facility to ColeVic LLC ("ColeVic"), a privately held company owned by shareholders who are also 49% shareholders and directors of the Company. The sale price of the equipment was approximately $500,000 in cash, plus a right to receive contingent payments from future sales made by ColeVic to the Company's customers. The Company has applied all the proceeds from the sale of the equipment to the reduction of its debt to its secured lender. The sale price for the equipment was in excess of the appraised value by an independent appraiser established by the Company's secured lender.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2000

                                              QUADRAX CORPORATION



                                              By: /s/ Thomas V. Desmond
                                                  ------------------------------
                                                  Name: Thomas V. Desmond
                                                  Title: Chief Executive Officer


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